UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
Under
The Securities Act of 1933

VELLA PRODUCTIONS INC.
(Name of small business issuer as specified in its charter)

Nevada	8742	Pending
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

999 3rd Avenue, Suite 3800
Seattle, WA 98104
(206) 224-3725
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

State Agent and Transfer Syndicate, Inc.
112 North Curry Street
Carson City, NV 89703-4121
1-800-253-1013
(Name, Address and Telephone Number of Agent for Service)

Approximate Date of Commencement of Proposed Sale to Public:

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

Proposed
		Maximum	Proposed Maximum
Class of Securities to	Amount to be	Offering Price	Aggregate Offering	Amount of
be Registered	Registered	per Share	Price	Registration Fee

Common Stock	20,000,000	$0.02	$400,000	$42.80

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Vella Productions Inc.

2,500,000 SHARES MINIMUM - 20,000,000 SHARES MAXIMUM
COMMON STOCK

There is no public market for our common stock.

We are offering a minimum of 2,500,000 and a maximum of 20,000,000 shares of our common stock on a direct public offering, without any involvement of underwriters or broker-dealers The offering price is $0.02 per share. In the event that 2,500,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,500,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 2,500,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate your funds.

There are no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be sold by Olga Lenova and Svetlana Kovaleva, our directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.02	$0.0044	$0.0156
Per Share - Maximum	$0.02	$0.0006	$0.0194
Minimum	$50,000	$11,043	$38,957
Maximum	$400,000	$11,043	$388,957

The difference between the “Offering Price” and the “Proceeds to Us” is $11,043. The $11,043 reflects the expenses of the offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $11,043 will be paid to unaffiliated third parties for expenses connected with this offering. The $11,043 will be paid from current funds that we have and the first proceeds of this offering once the minimum subscription has been completed.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2006.

Dealer Prospectus Delivery Obligation

Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Table of Contents

PART I — INFORMATION REQUIRED IN PROSPECTUS

Summary of Prospectus
	Our Business	7
	The Offering	7
	Financial Summary Information	8
Risk Factors		8
1.	There is substantial uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your investment.	9
2.	We lack operating history and have losses which we expect to continue into the future.	9
3.	We are mainly dependent upon the funds to be raised in this offering to advance our business.	9
4.	Our plan to develop relationships with strategic partners and vendors may not be successful.	9
5.	Our future success is dependent on our existing key employees, and hiring and assimilating new key employees.	10
6.	Our only source of potential revenue is our marketing and distribution agreement with Spike Tea.	10
7.	Our operating results may prove unpredictable which could negatively affect our operating results.	10
8.	Because we are small and do not have much capital, we must limit marketing our services to new food and beverage manufacturers.	10
9.	Because our management does not have prior experience in distribution and brand development in the food industry, our business has a higher risk of failure.	11
10.	Because there is no public trading market for our common stock, you may not be able to resell your stock.	11
11.	You may have difficulty reselling your shares because of penny stock rules.	11
12.	We do not intend to pay dividends.	11
13.	There is a lack of shareholder control.	12
Use of Proceeds		12
Determination of Offering Price		12
Dilution of the Price you Pay for Your Shares		13
Plan of Distribution; Terms of the Offering		14
	Section 15(g) of the Exchange Act	15
	Offering Period and Expiration Date	16
	Procedures for Subscribing	16
	Right to Reject Subscriptions	16
Description of Business		16
	General	16
	Our services	17
	Competition	17
	Marketing	18
	Trademarks and Copyrights	18
	Government Regulation	18
Management’s Discussion and Analysis or Plan of Operation		18
	Plan of Operation	19
	Need for Additional Capital	20
	Results of Operations	20
	Liquidity and Capital Resources	21
	Known Material Trends and Uncertainties	21

Legal Proceedings		21
Directors and Officers		21
Compensation		22
Certain relationships and related transactions		23
Audit Committee		23
Security Ownership of Certain Beneficial Owners and Management		24

PART I — INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

          The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 4. References to “we,” “us,” “our,” “Vella,” “Vella Productions” or the “company” mean Vella Productions Inc.

Our Company

          Vella Productions Inc. is a development stage company that will provide integrated brand management to established and start-up companies in the food industry. We plan to provide sales, logistics and marketing solutions. We will market, distribute and sell organic and natural food products to retail and foodservice outlets world-wide. We will do this by entering into exclusive distributor and marketing agreements with manufacturers of all-natural food and beverage products who wish to improve or establish their position in the market.

           To date, we have executed one Distributor and Marketing Agreement with Spike Tea, Inc., a private company. Olga Lenova, one of our directors, also acts as a director of Spike Tea, Inc. We have agreed to provide Spike with a comprehensive marketing plan for the next three years and execute the marketing plan through various activities, including but not limited: media buying, public relations, market research, search engine optimization, search engine marketing, viral marketing, trade show exhibits, shopping engine management, Internet analytics, print advertising, one to one marketing and direct mail campaigns. In consideration of our services, Spike Tea, Inc. will pay us 7.5% of gross sales of Spike Tea products on a quarterly basis.

          Our principal business office is located at 999 3rd Avenue, Suite 3800, Seattle, Washington 98104, and our telephone number is (206)224-3725. Our fiscal year end is July 31.

The Offering

Following is a brief summary of this offering:

Securities being offered	2,500,000 shares of common stock minimum and 20,000,000 shares of common stock maximum, par value $0.001

Offering price per share	$ 0.02

Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us	Approximately $39,000 assuming the minimum number of shares are sold.

Approximately $389,000 assuming the maximum number of shares are sold.

Use of proceeds	We will use the proceeds to pay for administrative

expenses, the implementation of our business plan, and general working capital.

Number of shares outstanding before the offering	3,500,000

Number of shares outstanding after the offering if all of the shares are sold	6,000,000 (if minimum number of shares are sold) 23,500,000 (if maximum number of shares are sold)

Financial Summary Information

All of the references to currency in this Prospectus are to US Dollars, unless otherwise noted. The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

Income Statement Data

From September
30, 2005
(inception)
to July 31, 2006
Revenue	$0
Expenses	$14,468
Net Profits (Losses)	$(14,468)

Balance Sheet Data

As of
July 31, 2006
Working Capital (deficit)	$(12,368)
Total Assets	$31,206
Total Liabilities	$40,574

As of July 31, 2006, we have a working capital deficiency of $12,368 and accumulated losses of $14,468 since inception.

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

1. There is substantial uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your investment.

Our auditors have discussed their uncertainty regarding our business operations in their audit report dated August 31, 2006. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your entire investment.

2. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on September 30, 2005 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to July 31, 2006 is $14,468. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

  completion of this offering
  our ability to attract customers in the retail or foodservice industry who will buy our current product, Fully Loaded by Spike Tea our ability to attract and enter into distribution and marketing agreements with other natural foods manufacturers our ability to generate revenues from our current distribution and marketing agreement with Spike Tea Inc.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We are mainly dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business. We may need to obtain additional financing which may not be available, which could cause us to cease operations.

We have limited operations. We need the proceeds from this offering to pay for marketing and continued development of our website. If the maximum of $400,000 is raised, this amount will enable us, after paying the expenses of this offering, to fulfill our obligations to Spike Tea Inc. and begin promotion of the Spike Tea line of tea. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. If we are not able to obtain needed financing, we may have to cease operations. We anticipate that if we are successful in raising $39,000, the $39,000 proceeds net of offering costs will enable us to operate for approximately one year. If we are successful in raising the maximum of $389,000, our intention is to increase our spending in the areas of distribution and marketing and we expect these proceeds to last us approximately 36 months.

4. Our plan to develop relationships with strategic partners and vendors may not be successful.

As part of our business strategy, we will need to develop short- and long-term relationships with vendors in the retail and foodservice sectors in order to enter into sales agreements for our current product and future products. For these efforts to succeed, we must identify partners and vendors whose competencies complement ours. We must also enter into agreements with them on attractive terms and integrate and coordinate their resources and capabilities with our own. If we are unsuccessful in our collaborative efforts, our ability to generate revenue and market products could be severely limited or delayed.

5. Our future success is dependent on our existing key employees, and hiring and assimilating new key employees, and our inability to attract or retain key personnel in the future would materially harm our business and results of operations.

Our success depends on the continuing efforts and abilities of our current management team. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.

6. Our only source of potential revenue is our marketing and distribution agreement with Spike Tea. If the agreement is terminated, we may not find another source of income.

We intend to generate revenue as per our agreement with Spike Tea Inc. If the agreement is terminated, we may not find another source of income and may have to suspend or cease operations. Our distribution and marketing agreement with Spike Tea has an initial term of five years. There is no guarantee that we will be able to renew this agreement after this term has been completed upon acceptable terms. As well, the agreement provides that Spike Tea may terminate it if we fail to perform any material provision of the agreement and fail to cure the default within 30 days after receiving written notice from Spike Tea of the default. If the distribution and marketing agreement is terminated, we will not have any business operations and our future will depend on management’s ability to negotiate and execute additional agreements to market similar food products.

7. Our operating results may prove unpredictable which could negatively affect our operating results.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may cause our operating results to fluctuate significantly include the following:

  our ability to generate enough working capital from future equity sales;
  the level of commercial acceptance of Spike Tea products;
  unanticipated fluctuations in price of the Spike Tea products;
  the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and
  general economic conditions

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

8. Because we are small and do not have much capital, we must limit marketing our services to new food and beverage manufacturers. As a result, we may be dependent solely on our exclusive distribution and marketing agreement with Spike Tea Inc. to earn profit. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our integrated brand management solutions to new food and beverage clients. We intend to generate revenue through our current distribution agreement with Spike Tea, Inc. and by entering into new agreements with other food and beverage manufacturers. Because we will be limiting our marketing activities, we may not be able to attract new customers and will be dependent on our existing distribution agreement to generate revenue. We may not be able to operate profitably from our agreement with Spike Tea, Inc. If we cannot operate profitably, we may have to suspend or cease operations.

9. Because our management does not have prior experience in distribution and brand development in the food industry, our business has a higher risk of failure.

Our directors have no prior experience in distribution and marketing in the food industry. As a result, we may not be able to recognize and take advantage of opportunities without aid of qualified marketing and business development consultants. As well, with no direct experience, our management may not be fully aware of industry trends and practices in promotion of food products. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

10. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

11. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which impose additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

There is no established market for the common stock being registered. We intend to apply to the OTC Bulletin Board for the trading of our common stock. This process takes at least three months and the application must be made on our behalf by a market maker, but we have not yet engaged a market maker to make the application on our behalf. If our common stock becomes listed and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of sale. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, you may have difficulty reselling any shares your purchase from Vella Productions.

12. We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Vella Productions.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Vella Productions will need to come through appreciation of the stock’s price.

13. Because our directors will own 58.33 % of our outstanding common stock, if minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our directors own 100% of the outstanding shares of our common stock as of the date of this offering. If minimum amount of the shares will be sold our directors will own 58.33% of our outstanding common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Use of Proceeds

Our offering is being made on a self underwritten basis - with a minimum of $50,000 in gross proceeds. The table below sets forth the use of proceeds if $50,000 (ie. gross proceeds of the minimum offering) or $400,000 (ie. gross proceeds of the maximum offering) of our common stock is sold.

	$50,000	$400,000
Gross proceeds	$50,000	$400,000
Offering expenses	$11,043	$11,043
Net proceeds	$38,957	$388,957

The net proceeds will be used as follows:

Outstanding liabilities	$4,000	$41,524
Distributor’s Rights	$25,000	$50,000
Marketing and advertising	$5,000	$250,000
Distribution network development	$0	$30,000
General and Administrative	$4,957	$17,433
TOTAL	$38,957	$388,957

Total offering expenses are $11,043. Of the $11,043, the amounts to be paid from the proceeds for expenses of the offering are: $6,000 for legal fees; $1,000 for filing fees; $3,000 for accounting fees and expenses; $1,000 for transfer agent fees; and $42.80 for registration fee.

As of July 31, 2006, we had spent $2,586 toward the marketing of Spike Tea products. We intend to spend between $5,000 and $250,000 for further marketing of Spike Tea products. We also intend to spend up to $30,000 to develop our distribution network and add new clients to our client base.

“General and Administrative Costs” include costs related to operating our office. These costs include rent, telephone service, mail, stationery, accounting, acquisition of office equipment and supplies, costs of paying an administrative assistant, expenses of filing reports with the Securities and Exchange Commission, travel, and general working capital.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $400,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

  our lack of operating history
  the proceeds to be raised by the offering
  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholder, and our cash requirements

Dilution of the Price you Pay for Your Shares

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of July 31, 2006, the net tangible book value of our shares of common stock was a deficit of $(12,368) or approximately $(0.004) per share based upon 3,500,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 23,500,000 shares to be outstanding will be $386,632, or approximately $0.016 per share. The amount of dilution you will incur will be $0.004 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.016 per share. After completion of this offering, if 20,000,000 shares are sold, you will own approximately 85.11% of the total number of shares then outstanding shares for which you will have made a cash investment of $400,000, or $0.02 per share. Our existing shareholders will own approximately 14.89% of the total number of shares then outstanding, for which they have made contributions of cash, of $3,500, or $0.001 per share.

If 75% of the shares are sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 18,500,000 shares to be outstanding will be $ 286,632, or approximately $ 0.015 per share. The amount of dilution you will incur will be $ 0.005 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.019 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $ 0.015 per share.

After completion of this offering, if 15,000,000 shares are sold, you will own approximately 81.08% of the total number of shares then outstanding shares for which you will have made a cash investment of $300,000, or $0.02 per share. Our existing shareholder will own approximately 18.92% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $3,500.

If the minimum number of the shares is sold:

Upon completion of this offering, in the event 12.5% or the minimum amount of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $ 36,632 or approximately $ 0.006 per share. The amount of dilution you will incur will be $ 0.014 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $ 0.006 per share.

After completion of this offering, if 2,500,000 shares are sold, you will own approximately 41.67% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.02 per share. Our existing stockholders will own approximately 58.33% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $3,500, or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share		$0.001
Net tangible book value per share before offering	$	(13,368)
Potential gain to existing shareholders per share		$0.02
Net tangible book value per share after offering		$386,632
Increase to present stockholders in net tangible book value per share after offering		$0.02
Capital contributions		$3,500
Number of shares outstanding before the offering		3,500,000
Number of shares after offering held by existing stockholders		3,500,000
Percentage of ownership after offering		14.89%

Purchasers of shares in this offering if all shares sold

Price per share	$0.02
Dilution per share	$0.004
Capital contributions	$400,000
Number of shares after offering held by public investors	20,000,000
Percentage of ownership after offering	85.11%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.02
Dilution per share	$0.005
Capital contributions	$300,000
Number of shares after offering held by public investors	15,000,000
Percentage of ownership after offering	81.08%

Purchasers of shares in this offering if the minimum number of shares sold

Price per share	$0.02
Dilution per share	$0.014
Capital contributions	$50,000
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	41.67%

Plan of Distribution; Terms of the Offering

We are offering a minimum of 2,500,000 and up to a maximum of 20,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account. We will hold the funds in the account until we receive a minimum of $50,000, at which time we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately available for our use. If we do not receive the minimum amount of $50,000 within 180 days of the effective date of our Prospectus, or within an additional 90 days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180 day period referred to above, which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our two directors. They will receive no commission from the sale of any shares. They will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our two officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker-dealers or associated with a broker-dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Vella Productions Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Description of Business

General

We were incorporated in the State of Nevada on September 30, 2005. We have commenced operations by entering into an exclusive distribution and marketing agreement with Spike Tea, Inc. Spike Tea, Inc. is developing a proprietary line of six blends of tea and caffeine-free hot drinks for distribution to retail and foodservice sectors. We are a start-up stage corporation with limited operations and no revenues from our business operations. For the period ended July 31, 2006 we generated no revenue. Our business office is located at 999 3rd Avenue, Suite 3800, Seattle, Washington 98104. Our telephone number is (206)224-3725.

We have begun very limited operations and will advance our operations until we complete this offering. Our plan of operation is forward looking and there is no assurance that we will ever be successful in our plan of operations.

Our Services

We plan to offer integrated brand management services to food and beverage companies. We plan to work primarily with manufacturers of all-natural foods and beverages to create an executable strategy for marketing and distribution of their products. Our services to the manufacturers will consist of consultation on brand strategy, marketing services, sales and distribution of their products.

On July 10, 2006 we entered into a Distributor and Marketing Agreement (“Agreement”) with Spike Tea, Inc. to market and distribute a proprietary line of six blends of whole leaf premium specialty tea and berry-based caffeine-free herbal tea. Spike Tea, Inc. is a private company that is developing a line of premium-quality specialty tea. Our sole director, Olga Lenova is a director of Spike Tea, Inc.

In accordance with the Agreement, Vella has agreed to provide Spike with a comprehensive marketing plan for the next three years and to execute the marketing plan through various activities, including but not limited to: media buying, public relations, market research, search engine optimization, search engine marketing, viral marketing, trade show exhibits, shopping engine management, Internet analytics, print advertising, one to one marketing and direct mail campaigns.

Vella will market Spike Tea, Inc.’s line of whole-leaf tea to distributors, retail and foodservice locations in North America. Vella will also assist Spike in initiating and negotiating the sale of their products and their customers. In consideration for its services, Spike will pay Vella an amount equal to 7.5% of the gross sales of Spike Tea products on a quarterly basis.

Competition

Natural and Organic food and beverage distribution

Our major competitors in the distribution of natural and organic food include Tree of Life Distribution, Inc. and United Natural Foods, Inc. We also compete with over 200 smaller regional and local distributors of gourmet, organic and other specialty foods that focus on niche and regional markets. Additionally, we compete with distributors of conventional groceries and, to a lesser extent, companies that distribute to their own retail facilities. Nearly all these entities have significantly greater financial resources, industry expertise and managerial capabilities than we do, consequently, we will be at a competitive disadvantage in identifying possible business opportunities.

Specialty Tea category

The specialty tea sector of the food industry in which the Company operates is highly competitive. The Company competes directly with well financed and established players in the product category, many of whom have substantially larger marketing and distribution resources than Vella. Our major competitors are Republic of Tea, Revolution Tea, Mighty Leaf Tea and Numi Tea. Nearly all of these entities have significantly greater financial resources, industry expertise and managerial capabilities than we do. Consequently, we will be at a competitive disadvantage in identifying possible business opportunities.

Marketing

We intend to market Spike Tea products in Canada and the United States according to the strategy to be agreed upon with Spike Tea. As per the Agreement, we will finalize the marketing plan for the Spike Tea products no later than October 31, 2006. After the marketing plan is finalized, Vella will assume the responsibility for executing the marketing plan, which will include execution of any and all marketing activities to establish the Spike Tea brand in North America.

Vella intends to build the Spike Tea brand through a three-tier strategy, which includes intra-industry promotion, direct-to-consumer promotion and several major mass-media targeted campaigns.

Intra-industry promotion will involve attendance and product exhibition at major food industry trade shows, such as the Natural Products Expo West show (www.expowest.com), for which Vella has already reserved exhibit space for Spike Tea; the All Things Organic show (www.organicexpo.com) and the World Tea Expo (www.worldteaexpo.com). This component will also include all promotion and logistics of trade show exhibition. As well, Vella will place advertising in trade journals on behalf of Spike Tea.

Direct-to-consumer promotion will involve media purchases in magazines, television, newspaper and online advertising targeted to Spike Tea’s primary and secondary target audiences. Vella will direct Spike Tea’s sampling and in-store display strategy, as well as create a sales kit to be sent to sub-distributors. Vella will be responsible for generating consumer interest via various internet portal sites and a viral marketing campaign.

Mass-media promotion will include conducting public relations campaigns, generating press releases, holding or sponsoring events with the purpose of receiving publicity in the media, creating a press kit for Spike Tea, and helping Spike to maintain positive relationships with members of the media. Vella intends to subcontract some of these services to professionals with more expertise, such as agencies that specializes in public relations or an event planner.

Trademarks and Copyrights

We have not filed for any protection of our trademarks.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally.

Management’s Discussion and Analysis or Plan of Operation

We are a start-up stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed our marketing plan and marketed the Spike Tea products sufficiently to generate sales and subsequently revenue for us. Accordingly, we must raise cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum amount through this offering, we will be able to begin performing the duties we have agreed to in the Agreement with Spike Tea and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last for twelve months but with limited funds available to build and grow our business. If we raise the maximum amount, we believe the money will last for three years and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming that we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be seeking to enter into any additional distribution and marketing agreements with food and beverage manufacturers. Further we do not expect significant changes in the number of employees. Currently, we do not have any employees.

Upon completion of our public offering, our specific goal will be to fulfill our duties as per the Agreement with Spike Tea. We intend to finalize the marketing plan for Spike Tea and begin marketing activity to attract vendors to purchase Spike Tea products. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to continue our operations.

We believe this could take up to 270 days from the date the Commission declares our offering effective. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we have not raised the maximum amount of capital during the first 180 days of this offering, our management may decide to extend this offering by 90 days.

2. If we are successful in raising the maximum amount of this offering ($388,957 net after anticipated offering expenses), we intend to secure new offices and hire a general administrative assistant. We expect the cost of a new office will be approximately $1,500 per month rent, plus $300 per month for utilities such as telephone, fax and internet. If we do not raise the maximum proceeds, or close to the maximum, we will continue to use existing office space. If we only raise the minimum amount, our President will perform most of the administrative tasks required to operate our business. If we raise the full amount and hire an administrative assistant, we expect it will cost us approximately $2,000 per month.

3. Although we have not yet fully developed the marketing plan for Spike Tea, we anticipate that it will involve a three-tier strategy of intra-industry promotion, direct-to-consumer promotion and several major mass-media targeted campaigns. We will begin to market Spike Tea in North America through various channels. Intra-industry promotion will begin with pre-show promotion of the Spike Tea exhibit at the Natural Products Expo West Show. Vella will organize all pre-show promotion for Spike Tea, which may involve direct mail, news releases and public relations. Spike Tea will be represented at the show on March 9 to 11, 2007. Vella has already begun organizational activity for the show, securing exhibit space on behalf of Spike Tea. Work on design of the exhibit booth and promotional strategy planning will begin by the end of September 2006.

We believe it will cost a minimum of $5,000 for execution of the marketing plan over the next 12 months. If we raise the maximum amount of proceeds from the offering, we will devote an additional $250,000 to the marketing plan for Spike Tea products over the term of the Agreement. Marketing is an ongoing matter which will continue during the life of our operations.

4. If we are successful in generating revenues from our agreement with Spike Tea, we intend to develop a corporate website with a portfolio and description of services we offer (www.vellafoods.com) to attract new food and beverage manufacturers to add to our distribution network. We anticipate the cost of building this website will be between $5,000 and $15,000 and we plan on beginning development of this website within 12 months if we have generated revenues, or if we raise sufficient funds from this offering.

We believe we will begin generating revenues within nine months of completing our offering.

5. We do not anticipate that Vella Productions will need to hire any employees in the near future. Vella Productions plans to engage people as outside contractors and consultants for legal, accounting, and audit functions.

We plan on hiring, within a few months of completing this offering, a part time public relations consultant for North America as a self-employed contractor to assist in public relations activities for Spike Tea who will be paid on a contract basis. The public relations consultant’s duties will be to advise us on potential public relations opportunities, establish relationships with representatives of the media, create and release press releases and provide market research on competitor public relations activities.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to successfully promote and increase sales of Spike Tea products. We are seeking equity financing to provide for the capital required to market our services.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on September 30, 2005 to July 31, 2006

During the period from our inception to July 31, 2006, we have completed our business plan and entered into our first marketing and distribution agreement with Spike Tea Inc. We hired consultants in the areas of bookkeeping and accounting. We also retained an attorney for the preparation of this Registration Statement, and an auditor to audit our financial statements. Our loss since inception is $14,468 of which $3,000 is for accounting and audit fees; $2,586 for advertising costs; $2,236 for office and general costs; $464 for organization costs; $1,000 for management fees; $1,073 for rent; and, $4,109 for travel expenses.

We have reserved the domain name www.vellafoods.com in anticipation of future expansion to include other brands in our brand development portfolio.

Since inception, we have sold 3,500,000 shares of common stock to our President for $3,500.

Liquidity and Capital Resources

As of July 31, 2006, our total current assets were $31,206 comprising of cash of $28,206 and distributor rights of $3,000, and our total liabilities were $40,574 for a total working capital deficit of $12,368. Olga Lenova, our President, is owed $37,524 for cash advances and expenditures incurred on behalf of the company. We expect to incur substantial losses over the next two years.

As of July 31, 2006, we had cash of $28,206, and we believe that we need approximately an additional $40,000 to meet our capital requirements over the next 12 months. Our intention is to obtain this money through this offering.

Known Material Trends and Uncertainties

As of July 31, 2006, Vella Productions has no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decision of the Board of Directors not to pursue a specific course of action based on a re-assessment of the facts or new facts, or changes in general economic conditions.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

We are not aware of any pending or threatened legal proceedings which involve Vella Productions.

Directors and Officers

Our Bylaws provide that we shall have a minimum of one director. There is no stated maximum number of directors allowed but such number may be fixed from time to time by action of the stockholders or of the directors.

Name	Age	Position

Olga Lenova	20	President, Chief Executive
		Officer, Director

Svetlana Kovaleva	43	Chief Financial Officer,
		Secretary, Treasurer, Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Vella Productions’ affairs.

Olga Lenova, Director, President and Chief Executive Officer

Olga Lenova has been the President and Chief Executive Officer of Vella Productions since our inception in September 2005. From October 2003 to January 2006, Ms. Lenova provided administrative and consulting services to various clients. From February 2006 to present, Ms. Lenova has operated Plan A Management Inc., a marketing consultancy agency.

In January 2006, Olga Lenova completed the Professional Series Certification Course administered by the Specialty Tea Institute in San Francisco. Since September 2003, Ms. Lenova has been enrolled as a student in the Faculty of Arts at the University of British Columbia and is currently working towards her Bachelor of Economics degree on a part-time basis.

Ms. Lenova intends to devote approximately 40% of her business time to our affairs.

Svetlana Kovaleva, Director, Chief Financial Officer, Treasurer and Secretary

Svetlana Kovaleva was appointed as Director, Chief Financial Officer and Secretary of Vella Productions on September 5, 2006. From September 1990 to October 1997, Ms. Kovaleva worked as a sociologist at the Academy of Agriculture of the CIS (former USSR). Ms. Kovaleva gained experience in the printing industry from 2002 to 2003 when she worked at Artona Group Corp., a photo printing company. From 2004 to the present, Ms. Kovaleva has worked as an administrator in a newspaper publishing company.

Ms. Kovaleva intends to devote approximately 20% of her business time to our affairs.

COMPENSATION

There are no formal written employment arrangements in place. We have agreed to pay Ms. Lenova $500 per month for her management services with payment to be made as the services are performed. During the period ended July 31, 2006 management services of $1,000 were charged to operations. In addition, we have agreed to reimburse Ms. Lenova for expenses incurred on our behalf. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

The table below shows what we have paid to our directors since our inception of September 30, 2005 through July 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Olga Lenova, President, Chief Executive Officer, Director	09-30-05 (inception) to 07-31-06	$1,000 (1)	-0-	-0-	-0-	-0-	-0-	-0-
Svetlana Kovaleva, Secretary, Chief Financial Officer, Treasurer, Director	09-30-05 (inception) to 07-31-06	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Ms. Lenova has been paid $1,000 for management services

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period ended July 31, 2006, the President of the Company provided a $35,000 loan to the Company. The loan payable is unsecured, bears interest at 6.5% per annum, and consists of $20,000 of principal due on July 24, 2007, and $15,000 of principal due on July 28, 2007, and $30 of accrued interest payable. If the loan and accrued interest is not paid within 30 days of the due date, the Company will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date, or upon any default, the loan will bear interest at 15% per annum. During the period ended July 31, 2006, the Company signed the Distributor and Marketing agreement with a private company controlled by a President of the Company. As at July 31, 2006, the Company paid $3,000 in accordance with the Agreement.

As at July 31, 2006, the Company owed $2,094 to the President of the Company and $401 to the company controlled by the President of the Company for expenses incurred on behalf of the Company.

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

Audit Committee

The Audit Committee is currently composed of two members, Olga Lenova and Svetlana Kovaleva. Our Board of Directors has determined that we do not have an audit committee financial expert serving on its audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director of Vella Productions and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of September 6, 2006 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of September 6, 2006, there were 3,500,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Amount and
Nature of
Title of Class	Name of	Beneficial	Percent of	Percent of	Percent of
	Beneficial Owner	Ownership	Class Before	Class After	Class After
			Offering	Offering with	Offering with
				Minimum	Maximum
				Number of	Number of
				Shares Sold	Shares Sold
		(1)	(%)	(%)	(%)

Common	Olga Lenova	3,500,000	100	58.33	14.89
President, CEO and
Director

Common	Svetlana Kovaleva	Nil	0	Nil	Nil
CFO, Secretary,
Treasurer and
Director

	All Officers and	3,500,000	100	58.33	14.89
Directors as a Group
that consists of two
people

1     Includes shares that could be obtained by the named individual within the next 60 days.

Changes in Control

There are currently no arrangements which would result in a change in control of Vella Productions.

Description of Securities

The authorized capital stock of Vella Productions consists of 75,000,000 common shares, $0.001 par value.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Vella Productions, whether voluntary or involuntary, to share equally in the assets of Vella Productions available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Vella Productions' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Vella Productions’ common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. Vella Productions does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Vella Productions’ financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Stock Transfer Agent

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

Shares Eligible for Future Sale

The 20,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 3,500,000 issued and outstanding shares have been held since July 2006 (and are subject to the sale limitations imposed by Rule 144 (see below). The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common sock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Daniel C. Masters, our legal counsel, has provided an opinion on the validity of our common stock. We retained him solely for the purpose of providing this opinion and have not received any other legal services from him.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered Accountants and Advisors, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

VELLA PRODUCTIONS INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

July 31, 2006

(Stated in US Dollars)

MOORE & ASSOCIATES, CHARTERED
        ACCOUNTANTS AND ADVISORS
                    PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Vella Productions Inc. (A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Vella Productions Inc. (A Development Stage Company) as of July 31, 2006, and the related statements of operations, stockholders’ equity and cash flows from inception September 30, 2005, through July 31, 2006, and the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vella Productions Inc (A Development Stage Company) as of July 31, 2006 and the results of its operations and its cash flows from inception September 30, 2005, through July 31, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s net losses and accumulated deficit of $14,468 as of July 31, 2006 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
August 31, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

VELLA PRODUCTIONS INC.
(A Development Stage Company)
BALANCE SHEET
July 31, 2006
(Stated in US Dollars)

2006
ASSETS
Current
Cash and cash equivalents	$28,206
28,206
Distributor rights - Note 3	3,000
$31,206

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,000
Due to related party - Note 5	37,574
40,574

STOCKHOLDERS’ DEFICIENCY
Capital stock – Note 4
75,000,000 shares authorized, $0.001 par value
3,500,000 shares issued and outstanding	3,500
Share subscription – Note 4	1,600
Deficit accumulated during the development stage	(14,468)
(9,368)
$31,206
Nature and Continuance of Operations – Note 1

The accompanying notes are an integral part of these financial statements

VELLA PRODUCTIONS INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
for the period September 30, 2005 (Inception) to July 31, 2006
(Stated in US Dollars)

September 30, 2005
(inception)
to July 31,
2006
Expenses
Accounting and audit fees	$3,000
General and Administrative	11,004
Organization costs	464

Net loss for the period	$(14,468)

Basic loss per share	$(0.11)

Weighted average number of shares outstanding	138,158

The accompanying notes are an integral part of these financial statements

VELLA PRODUCTIONS INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
for the period September 30, 2005 (Inception) to July 31, 2006
(Stated in US Dollars)

September 30, 2005
(inception)
to July 31,
2006
Operating Activities
Net loss for the period	$(14,468)

Change in non-cash working capital items

Accounts payable and accrued liabilities	3,000

(11,468)

Financing Activities
Increase in due to related party	37,574
Proceeds from issuance of common stock	3,500
Common stock subscription	1,600

42,674

Increase in cash during the period	31,206

Cash, beginning of the period	-

Cash, end of the period	$31,206

Supplementary disclosure of cash flow information:
Cash paid for:
Interest	$-

Income Taxes	$-

The accompanying notes are an integral part of these financial statements

VELLA PRODUCTIONS INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
for the period September 30, 2005 (Inception) to July 31, 2006
(Stated in US Dollars)

				Deficit
				Accumulated
			Common	During the
	Common Shares		Shares	Development
	Number	Par Value	Subscription	Stage	Total

Balance, September 30, 2005 (Inception)	-	$-	$-	$-	$-
Issued for cash:
Common stock July, 2006 – at $0.001	3,500,000	3,500	-	-	3,500
Common stock subscription	-	-	1,600	-	1,600
Net loss for the period	-	-	-	(14,468)	(14,468)

Balance, July 31, 2006	3,500,000	$3,500	$1,600	$(14,468)	$(9,368)

The accompanying notes are an integral part of these financial statements

VELLA PRODUCTIONS INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2006
(Stated in US Dollars)

Note 1	Nature and Continuance of Operations

The Company was incorporated in the State of Nevada, United States of America on September 30, 2005 and its fiscal year end is July 31. The Company has obtained a license to market and distribute six tea blends, developed by a private company, in the United States of America and Canada.

These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $12,368, and has accumulated deficit of $14,468 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2	Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement (“FAS”) No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

VELLA PRODUCTIONS INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2006
(Stated in US Dollars)

Note 2	Summary of Significant Accounting Policies – (cont’d)

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company’s subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders’ equity accounts and furniture and equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 “Accounting for Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

VELLA PRODUCTIONS INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2006
(Stated in US Dollars)

Note 2	Summary of Significant Accounting Policies – (cont’d)

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. Management is currently evaluating the impact, which the adoption of this standard will have on the Company’s financial statements.

In June 2006, the FASB issued FASB Interpretation Number 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109." This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." This Interpretation is effective for fiscal years beginning after December 15, 2006. The company is currently assessing the effect of this Interpretation on its financial statements.

VELLA PRODUCTIONS INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2006
(Stated in US Dollars)

Note 3	Distributor rights

Pursuant to a Distributor and Marketing Agreement (the “Agreement”) dated July 10, 2006, the Company acquired from a private company rights for distribution of the proprietary line of six tea blends (the “Products”) for distribution in the United States of America and Canada for the following consideration:

(i) Cash payments:

– $3,000 upon signing of the Agreement;

– $25,000 on or before November 30, 2006; and

– $25,000 on or before February 28, 2007.

(ii) Marketing Expenditures:
      The Company must incur minimum marketing expenses of $250,000 over the initial five year term of the Agreement.

The Company will be paid commission on a quarterly basis at the rate of 7.5% of gross sales resulting from the sale of the Products by the private company.

As at July 31, 2006, the Company paid $3,000 upon signing the Agreement and incurred $2,586 in marketing expenditures.

Note 4	Capital Stock

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period from September 30, 2006 (inception) to July 31, 2006, the Company issued 3,500,000 shares of common stock to its director for total proceeds of $3,500 and received $1,600 in share subscription funds.

To July 31, 2006, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 5	Related Party Transactions

a)

The President of the Company provides management services to the Company. The services are valued at $500 per month. During the period ended July 31, 2006 management services of $1,000 were charged to operations.

VELLA PRODUCTIONS INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2006
(Stated in US Dollars)

Note 5	Related Party Transactions – (cont’d)

	b)	During the period ended July 31, 2006 the President of the Company provided a $35,000 loan to the Company. The loan payable is unsecured, bears interest at 6.5% per annum, and consists of $20,000 of principal due on July 24, 2007, and $15,000 of principal due on July 28, 2007, and $30 of accrued interest payable. If the loan and accrued interest is not paid within 30 days of the due date, the Company will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date, or upon any default, the loan will bear interest at 15% per annum.

	c)	During the period ended July 31, 2006, the Company signed the Distributor and Marketing agreement with a private company controlled by a President of the Company. As at July 31, 2006, the Company paid $3,000 according to the Agreement.

	d)	As at July 31, 2006, the Company owed $2,094 to the President of the Company and $401 to the company controlled by the President of the Company for expenses incurred on behalf of the Company.

Note 6	Income Taxes

The significant components of the Company’s deferred tax assets are as follows:

2006
Deferred Tax Assets
Non-capital loss carryforward	$2,170
Less: valuation allowance for deferred tax asset	(2,170)

$-

There were no temporary differences between the Company’s tax and financial bases that result in deferred tax assets, except for the Company’s net operating loss carryforwards amounting to approximately $14,468 at July 31, 2006 which may be available to reduce future year’s taxable income.

These carryforwards will expire, if not utilized, commencing in 2026. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company’s limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

The accounting firm of Moore & Associates Chartered Accountants and Advisors, audited our consolidated financial statements. Since inception, we have had no changes in or disagreements with our accountants.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officer and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Filing fees	$1,000
Legal fees and expenses	6,000
Accounting fees and expenses	3,000
Transfer agent fees	1,000
Securities and Exchange Commission	42.80
registration fee
Total	$11,042.80

All amounts are estimates other than the Commission's registration fee.

Recent Sales of Unregistered Securities

Since inception on September 30, 2005, we have sold conducted the following sales of unregistered securities. These transactions did not involve public offerings and were exempt from registration pursuant to Section 4(2) and Regulation S of the Securities Act:

  On July 19, 2006, Vella Productions issued 3,500,000 common shares to our President, Olga Lenova, at a price of $0.001 per share for total proceeds of $3,500.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of Daniel C. Masters, Esq. with consent to use
10.1	Distributor and Marketing Agreement
23.1	Consent of Moore & Associates, Chartered Accountants and Advisors

Undertakings

Vella Productions hereby undertakes:

1.	to file, during any period in which offers or sales are being made, a post-effective amendment to this Prospectus to:

include any Prospectus required by Section 10(a)(3) of the Securities Act;

reflect in the Prospectus any facts or events arising after the effective date of the Prospectus (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Prospectus. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Prospectus; and

include any material information with respect to the plan of distribution not previously disclosed in the Prospectus or any material change to such information in the Prospectus;

2.

that for determining liability under the Securities Act, treat each post-effective amendment as a new Prospectus of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

3.	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

4.

in the event that a claim for indemnification against the liabilities, other than the payment by Vella Productions of expenses incurred and paid by a director, officer or controlling person of Vella Productions in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this Prospectus, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Signatures

In accordance with the requirements of the Securities Act, Vella Productions Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Prospectus on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington State, U.S.A., on the 6th day of September, 2006.

VELLA PRODUCTIONS INC.

By:	/s/ Olga Lenova
Olga Lenova
President, CEO and Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Olga Lenova	President, CEO and Director	September 6, 2006
Olga Lenova

Secretary, Treasurer, CFO,
principal accounting officer,
principal financial officer
/s/ Svetlana Kovaleva	and Director	September 6, 2006
Svetlana Kovaleva

34